Exhibit 10.11
FORM OF CONSENT AND AMENDMENT
     THIS CONSENT AND AMENDMENT (this “Consent”) is made and entered into as of September 30, 2005, by and among VOLUME SERVICES AMERICA, INC., a Delaware corporation (“VSA”), VOLUME SERVICES, INC., a Delaware corporation (“VS”), SERVICE AMERICA CORPORATION, a Delaware corporation (“SAC”) (VSA, VS and SAC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CENTERPLATE, INC., a Delaware corporation (“Holdings”), the Lenders signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as the Administrative Agent (the “Administrative Agent”).
Statement of Facts
     A. Borrowers, Holdings, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2005 (the “Credit Agreement”; capitalized terms used but not defined in this Consent have the meanings given in the Credit Agreement, as amended by this Consent), whereby the Lenders have made certain extensions of credit to Borrowers.
     B. Borrowers and the other Loan Parties seek the Lenders’ consent to (i) enter into New Service Contract A (defined below) which would require Capital Expenditures in excess of the amount permitted pursuant to Section 6.15(c), (ii) enter into the New Service Contract B (defined below) which would require Capital Expenditures in excess of the amount permitted pursuant to Section 6.15(b) of the Credit Agreement, (iii) amend Section 6.15(a) of the Credit Agreement to increase the amount of permitted Capital Expenditures made under New Service Contract A, (iv) exclude from the limitations of Section 6.15 any Capital Expenditures made under New Service Contract B, and (v) amend certain defined terms as set forth herein.
Statement of Terms
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Consent. (a) Subject to the terms and conditions of this Consent, the Administrative Agent and the Lenders hereby consent to Borrowers’ and/or any other Loan Party’s entering into that New Service Contract with respect to the parties and venue as identified in a writing making reference to this Consent and dated on or prior to the date hereof by Holdings addressed and delivered to the Administrative Agent and identified as “New Service Contract A” (such proposed New Service Contract referred to herein as the “New Service Contract A”), provided the following conditions are satisfied at the time such contract is entered into: (i) the New Service Contract A must constitute a Permitted Service Contract in all respects, and the terms and provisions of the New Service Contract A must not violate any of the terms of the Credit Agreement (as amended by this Consent), (ii) Capital Expenditures made or to be made by any of the Loan Parties under the New Service Contract A must not exceed the limits set forth in the Credit Agreement (as amended by this Consent), and (iii) immediately prior to entering into such New Service Contract A, the Borrowers shall have demonstrated to the reasonable satisfaction of the Administrative Agent that immediately prior to and after giving effect to all of the Capital Expenditures required to be made by any of the Loan Parties under the New Service Contract A, the Borrowers are in compliance with each of the financial covenant tests set forth in Section 6.19 (as amended hereby).
     (b) Subject to the terms and conditions of this Consent, the Administrative Agent and the Lenders hereby consent to a Borrower’s and/or any other Loan Party’s entering into a New Service Contract with respect to the parties and venue as identified in a writing making reference to this Consent and dated on or prior to the date hereof by Holdings addressed and delivered to the Administrative Agent and identified as “New Service Contract B” (“New Service Contract B”). Upon entering into the New Service Contract B, so long as the following conditions are satisfied at such time, any Capital Expenditures made under such New Service Contract B shall not be subject to the limitations set forth in Section 6.15 of the Credit Agreement (as amended by this Consent): (i) the New Service Contract B must constitute a Permitted Service Contract in all respects, and the terms and provisions of the New Service Contract B must not violate any of the terms of the Credit Agreement (as amended by this Consent), and (ii) immediately prior to entering into such New Service Contract B, the Borrowers shall have demonstrated to the reasonable satisfaction of the Administrative Agent that immediately prior to and after giving effect to all of the Capital Expenditures required to be made by any of the Loan Parties under the New Service Contract B, the Borrowers are in compliance with each of the financial covenant tests set forth in Section 6.19 (as amended hereby).
     (c) The consents provided in Sections 1(a) and 1(b) above relate solely to the specific transactions described therein, and nothing in this Consent is intended (or shall be construed) to be an approval, consent or waiver by the Lenders or the Administrative Agent of any other covenants, terms or provisions of the Credit Agreement or of the other Loan Documents. Without limiting the generality of the foregoing, nothing in this Consent is intended to be, nor shall be construed as (i) a consent or approval by any Lender or the Administrative Agent to any increase or modification, now or hereafter, in any of the Commitments of any Lender or in the Total Revolving Loan Commitment Amount or the Term Loan Commitments, or (ii) an amendment or modification to Section 6.15 as it relates to the Dollar limits on Capital Expenditures made in connection with the Material Service Contract as in effect on the Closing Date and prior to the termination of such Service Contract and the replacement thereof with the New Service Contract B.
     2. Amendment. Subject to the terms and conditions of this Consent, including without limitation Section 4 hereof, the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:
     “Consent” shall mean that certain Consent and Amendment dated as of September ___, 2005 by and among Holdings, the Borrowers, the Lenders party thereto and the Administrative Agent.”

     ““Incremental New Service Contract B EBITDA” shall mean, for any twelve consecutive Monthly Fiscal Periods, the amount, if any, by which the EBITDA attributable to the New Service Contract B for such period exceeds the average annual EBITDA attributable to the Material Service Contract for the last three full calendar years prior to the commencement of operations at the new venue to which New Service Contract B relates.”
     ““New Service Contract A” shall have the meaning set forth in the Consent.”
     ““New Service Contract B” shall have the meaning set forth in the Consent.”
          (b) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Adjusted EBITDA” to read in full as follows:
     “Adjusted EBITDA” shall mean, for any Fiscal Period, (a) EBITDA for such Fiscal Period, minus (b) Incremental New Service Contract B EBITDA, plus (c) to the extent deducted in calculating EBITDA for such period, the Non-Cash Items for such Fiscal Period.”
          (c) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Available Cash” to read in full as follows:
     “Available Cash” shall mean, for any Monthly Fiscal Period, (a) Adjusted EBITDA for the twelve Monthly Fiscal Periods ending with such Monthly Fiscal Period, less (b) the sum of (i) Cash Interest Expense related to the Senior Indebtedness (other than Cash Interest Expense in respect of Loans outstanding hereunder to the extent that the proceeds of such Loans were used to fund the Consolidated Service Contract Capital Expenditures made by the Borrowers and their Subsidiaries under New Service Contract B after the effective date of such Service Contract that are permitted hereunder), (ii) principal payments (if any) required or made with respect to the Senior Indebtedness, (iii) Capital Expenditures made in cash (other than (x) Capital Expenditures made with Asset Sale Proceeds, proceeds of asset sales described in the first proviso of the definition of “Asset Sale Proceeds”, Insurance Proceeds, funds from the Dividend/CapEx Funding Account and the CapEx Funding Account, the Equity Offering Proceeds from the issuance of IDSs to the extent not required to be applied to prepay the Obligations under Section 2.10, equity issuance proceeds described in clause (b) of the first parenthetical phrase of the definition of “Equity Offering Proceeds”, and repayments of loans or returns of capital under Service Contracts, and (y) Consolidated Service Contract Capital Expenditures made by the Loan Parties under New Service Contract B after the effective date of such Service Contract to the extent that such Capital Expenditures are permitted to be made hereunder), (iv) Tax Provisions paid in cash and (v) Holdings Administrative Expenses, in each case for the twelve Monthly Fiscal Periods ending with such Monthly Fiscal Period, plus (c) all tax credits and net operating loss carryforwards used during the twelve Monthly Fiscal Periods ending with such Monthly Fiscal Period, divided by (d) 12.

          (d) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Interest Coverage Ratio” by amending the parenthetical appearing after the reference to Cash Interest Expense in the second line thereof to read in full as follows:
     “(excluding for any period of calculation, without duplication (i) Deferred Subordinated Note Interest to the extent paid in cash during such period, from funds withdrawn from the Dividend/CapEx Funding Account and, to the extent permitted in Section 2.22, the CapEx Funding Account, (ii) the amount of any required prepayment premium paid in cash by the Borrowers to the Prior Creditors in connection with the prepayment of the term loan under the Prior Credit Agreement on or prior to the Closing Date, and (iii) the amount of Cash Interest Expense paid in cash during such period in respect of Loans outstanding hereunder to the extent that the proceeds of such Loans were used to fund the Consolidated Service Contract Capital Expenditures made by the Borrowers and their Subsidiaries under New Service Contract B after the effective date of such Service Contract that are permitted hereunder).”
          (e) Section 1.1 of the Credit Agreement is hereby amended by deleting the second to last sentence of the definition of “Net Debt” and substituting in lieu thereof, the following:
     “Net Debt” shall not include, without duplication (i) obligations of Holdings or any of its Subsidiaries to make minimum payments or to provide minimum or guaranteed commissions under any service contract or any reasonable and customary indemnification obligations incurred by Holdings or its Subsidiaries, (ii) any early termination payments that would be owed by Holdings and its Subsidiaries on such date if all outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements were terminated, and (iii) the principal amount of Loans outstanding hereunder equal to the cumulative amount of Consolidated Service Contract Capital Expenditures made by the Loan Parties after the effective date of such Service Contract under New Service Contract B that are permitted hereunder.”
          (f) Section 1.1 of the Credit Agreement is hereby amended by deleting the second to last sentence of the definition of “Net Senior Debt” and substituting in lieu thereof, the following:
     “Net Senior Debt” shall not include (i) the outstanding principal amount of any Holdings Subordinated Notes and any Deferred Subordinated Note Interest, (ii) any early termination payments that would be owed if all outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements were terminated, (iii) obligations of Holdings or any of its Subsidiaries to make minimum payments or to provide minimum or guaranteed commissions under any Service Contract or any reasonable and customary indemnification obligation incurred by Holdings or its Subsidiaries, and (iv) the principal amount of Loans outstanding hereunder equal to the cumulative amount of Consolidated Service Contract Capital Expenditures under New Service Contract B made by the Loan

Parties after the effective date of such Service Contract to the extent such Capital Expenditures were permitted hereunder.”
          (g) Section 2.10(j) of the Credit Agreement is hereby amended by deleting subclause (i) in clause (b) of the proviso in Section 2.10(j) in its entirety and substituting in lieu thereof a new subclause (i) to read in full as follows:
“(i) outstanding Revolving Loans, the proceeds of which were used to (x) finance Permitted Business Acquisitions in an amount up to, but not exceeding, the specific dollar limitations on such acquisitions set forth in Section 6.5(a) (without giving effect to any increase in such dollar limitations that may apply in Section 6.5(a) from the receipt of net proceeds of certain equity issuances made after the closing), and (y) fund Consolidated Service Contract Capital Expenditures under New Service Contract B made by the Loan Parties after the effective date of such Service Contract to the extent such Capital Expenditures were permitted hereunder, and
          (h) Section 6.15(a) of the Credit Agreement is hereby amended by deleting the “.” at the end of such Section 6.15(a) and inserting in lieu thereof the following proviso:
“; provided, further that (i) upon the delivery to the Administrative Agent of a certificate of a Responsible Officer required pursuant to Section 5.4(h) hereof certifying entry of Holdings or any of its Subsidiaries of the entry into New Service Contract A and confirming that New Service Contract A is a Permitted Service Contract after giving effect to the Consent, in addition to the Capital Expenditures otherwise permitted to be made under this Section 6.15(a), the Loan Parties may make additional Capital Expenditures in connection with New Service Contract A after the effective date of such Service Contract in an aggregate amount for all such Capital Expenditures not to exceed $14,000,000 (the “Maximum New Service Contract A Amount”), and (ii) any Capital Expenditures made by any of the Loan Parties in connection with New Service Contract B after the effective date of such Service Contract shall not be subject to any of the Dollar limitations set forth above in this Section 6.15(a).”
          (i) Section 6.15(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
          “(b) Maximum Capital Expenditures for Existing Service Contracts. Holdings and its Subsidiaries on a consolidated basis shall not make, or enter into any renewal or extension of any Existing Service Contract that requires the making of, Capital Expenditures under the renewal or extension of any Existing Service Contract in excess of $10,000,000 in the aggregate at any time after the Closing Date; provided, however, that: (i) with respect to the Material Service Contract, such Dollar limitation on Capital Expenditures set forth above in this Section 6.15(b) shall be deemed to be $15,000,000; and (ii) upon the written request of the Borrowers to the Administrative Agent and the Lenders made after the Closing Date, the Required Lenders may approve an increase in the Capital Expenditure Dollar limit set forth above in this Section 6.15(b)(i) in excess of $15,000,000 with respect to the Material Service Contract, such approval not to be unreasonably withheld by the Lenders so long as (x) no Default or Event of Default exists or would result therefrom, (y) the Borrowers have demonstrated to the satisfaction of Required Lenders that the Borrowers have the financial capacity to make such additional Capital Expenditures and that, immediately prior to and after giving effect to such additional Capital Expenditures, the Borrowers are in compliance with each of the financial covenant tests set forth in Section 6.19; provided, further, however, that, notwithstanding the foregoing and subject to the terms and conditions set forth in the Consent, Holdings and its Subsidiaries may enter into the New Service Contract B, which shall not be subject to the Dollar limitations on Capital Expenditures set forth above in this Section 6.15(b).”
          (j) Section 6.15(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
          “(c) Maximum Capital Expenditures for New Service Contracts. Holdings and its Subsidiaries on a consolidated basis shall not make, or enter into any New Service Contract after the Closing Date that requires the making of, Capital Expenditures under any New Service Contract in excess of $7,500,000 in the aggregate at any time after the Closing Date, provided, however, that Administrative Agent may (but is not under any obligation to) approve Capital Expenditures under New Service Contracts in excess of $7,500,000 that are proposed to be entered into by the Borrowers and identified to the Administrative Agent in writing prior to the Closing Date; provided, further, however, that, notwithstanding the foregoing and subject to the terms and conditions set forth in the Consent, Holdings and its Subsidiaries may enter into and make Capital Expenditures under the New Service Contract A so long as the Capital Expenditures made or required to be made thereunder do not exceed the Maximum New Service Contract A Amount.”
     3. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Consent and the Confirmation attached hereto have been duly authorized, executed and delivered by such Borrower and any other Loan Party signatory thereto, (b) no Default or Event of Default has occurred and is continuing as of this date, and (c) all of the representations and warranties made by Holdings, Borrowers or any of the other Loan Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Consent and after giving effect to this Consent (except to the extent that any such representations or warranties (i) expressly referred to a specific prior date, or (ii) have changed based upon events expressly permitted by the Credit Agreement).
     4. Ratification. Each Borrower hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such Borrower in connection therewith (including without limitation the other Loan Documents to which such Borrower is a party), effective as of the date hereof and after giving effect to this Consent.

     5. Release. (a) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and Lenders, in their respective capacities as Administrative Agent and Lenders under the Credit Agreement, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date that this Consent is executed by all parties, in each case solely for or on account of or relating to the Credit Agreement, any of the other Loan Documents or the transactions thereunder or related thereto, but not including any Claims based on (i) any unfulfilled Borrowing request that remains outstanding as of the date of this Consent and for which a request for Borrowing has been properly given by Borrower Representative under the Credit Agreement but not yet funded by Lenders, or (ii) checks, wire transfers or other matters which are ancillary to the credit transactions contemplated by the Credit Agreement.
     (b) Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
     (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
     6. Reimbursement of Expenses. Additionally, Borrowers hereby agree, on a joint and several basis, to reimburse the Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Consent and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
     7. Conditions to Effectiveness. This Consent shall be effective as of the date of this Consent (the “Consent Effective Date”), subject to the Administrative Agent’s receipt of (i) this Consent, duly executed, completed and delivered by the Administrative Agent, the Required Lenders, Holdings and each Borrower, (ii) the attached Confirmation, duly executed and delivered by each other Loan Party, (iii) the written notices from Holdings referred to in Section 1 identifying the parties and venue relating to New Service Contract A and New Service

Contract B, which notices must be in form and substance satisfactory to Administrative Agent, and (iv) payment of all other reasonable fees, costs and expenses (including the fees, costs and expenses of counsel or other advisors) incurred by or on behalf of the Administrative Agent in connection with this Consent and any of the other Loan Documents relating to this Consent.
     8. Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
     9. Severability of Provisions. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
     10. Counterparts. This Consent may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
     11. Entire Agreement. The Credit Agreement as amended by this Consent embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
     12. No Other Consents, Waivers or Consents. Except for the consent expressly set forth and referred to in Section 1 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Consent is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s and the Lenders’ security interests in, security titles to or other Liens on any Collateral.
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     IN WITNESS WHEREOF, the parties have caused this Consent to be duly executed by their respective duly authorized officers, as of the date first above written.

VOLUME SERVICES AMERICA, INC.

By:

Name:

Title:

VOLUME SERVICES, INC.

By:

Name:

Title:

SERVICE AMERICA CORPORATION

By:

Name:

Title:

CENTERPLATE, INC.

By:

Name:

Title:

[Signature Page to Consent and Amendment dated September __, 2005]

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender and
as Administrative Agent

By:

Name:

Title:

[Signature Page to Consent and Amendment dated September __, 2005]

_______________________________________, as a Lender

By:

Name:

Title:

[Signature Page to Consent and Amendment dated September __, 2005]

CONFIRMATION
     Each of the undersigned Persons hereby acknowledges, consents and agrees to the terms of the foregoing Consent and Amendment and agrees and confirms that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Consent.
     This ___day of September, 2005.

SERVICE AMERICA CONCESSIONS CORPORATION, a Maryland corporation
By:
Name:
Title:

SERVICE AMERICA OF TEXAS, INC., a Texas corporation
By:
Name:
Title:

SERVICE AMERICA CORPORATION OF WISCONSIN, a Wisconsin corporation
By:
Name:
Title:

[Signature Page to Consent and Amendment dated September __, 2005]

V.S.I. OF MARYLAND, INC., a Maryland corporation
By:
Name:
Title:

[Signature Page to Consent and Amendment dated September __, 2005]